                                                                    EXHIBIT 10.1

                              SEPARATION AGREEMENT
                               AND GENERAL RELEASE

         This Separation Agreement and General Release ("Agreement") is made and entered into this 24th day of September, 2004, (the "Effective Date") by and
between REGISTER.COM, INC. (hereinafter the "Company" or "Employer") and MICHAEL
POLLACK ("Employee") (hereinafter collectively referred to as the "Parties"), and is made and entered into with reference to the following facts.

                                    RECITALS

         WHEREAS, Employee was hired by the Company on or about June 11, 2001, as a General Manager and Vice President-Strategy; and

         WHEREAS, the Company and Employee have agreed to terminate their employment relationship effective December 31, 2004; and

         WHEREAS, the Parties each desire to resolve any potential disputes which exist or may exist arising out of Employee's employment with the Company and/or the termination thereof.

         NOW THEREFORE, in consideration of the covenants and promises contained herein, the Parties hereto agree as follows:

                                    AGREEMENT

         1. AGREEMENT BY THE EMPLOYEE. In exchange for the consideration described in paragraph 2 below, Employee agrees to the following:

                   (a)  that his employment with the Company is terminated
                        effective December 31, 2004 (hereinafter the
                        "Termination Date") and he will receive his salary and
                        employee benefits only up to that date; and

                   (b)  to be bound by the terms of this entire Agreement,
                        including documents incorporated by reference herein.

                   (c)  to continue to perform all of Employee's current duties through October 15, 2004, and thereafter through the
                        Termination Date, to perform such duties as are
                        necessary to satisfactorily transition his job
                        responsibilities to one or more employees designated by
                        the Company (the "Transition Period"). Such transition
                        duties shall include, without limitation, (a)
                        documenting processes and responsibilities that are
                        uniquely known to Employee, (b) assisting in the
                        completion of the Aurora launch and the transition of
                        Corporate Services Operations from the UK office to the
                        Yarmouth office; and (c) being generally available by
                        phone and by email to answer transition questions and
                        provide consultations with the Company's corporate
                        clients, as requested by the Company. Employee agrees
                        that he will comply with the quarterly certification
                        process for the quarter ending September

                       30, 2004 in the same manner as he would have if his
                       employment had not been terminated.

         2. AGREEMENT BY THE COMPANY. In exchange for Employee's agreement to be bound by the terms of this entire Agreement, including but not limited to the
Release of Claims in paragraph 3, the Company agrees to materially reduce
Employee's responsibilities and duties through the Transition Period while maintaining Employee's current salary and benefits through the end of the
Transition Period.

         Employee acknowledges that, absent this Agreement, he has no legal, contractual or other entitlement to the consideration set forth above and that the amount set forth above constitutes valid and sufficient consideration for
Employee's release of claims and other obligations set forth herein.

         In addition to the foregoing and in accordance with its existing agreements with Employee, the Company shall provide Employee with a lump-sum payment in the amount of $50,000, less statutory deductions and withholdings, which amount represents three (3) months' salary at Employee's rate of pay as of the Termination Date, in addition to the 2004 Minimum Bonus of $50,000, less statutory deductions and withholdings, to be paid within ten (10) days of the termination of the Transition Period.

         In the event of any violation of the Employee's PROPRIETARY
INFORMATION, INVENTIONS AND NONSOLICITATION AGREEMENT ("PIIN AGREEMENT"),
Employee hereby agrees that he shall forfeit, and shall be required to return to the Company, any payments received by the Employee in accordance with Section 2 of this agreement.

         3. RELEASE OF CLAIMS. Employee hereby expressly waives, releases, acquits and forever discharges the Company and its divisions, subsidiaries, affiliates, parents, related entities, partners, officers, directors, shareholders, investors, executives, managers, employees, agents, attorneys, representatives, successors and assigns (hereinafter collectively referred to as
"Releasees"), from any and all claims, demands, and causes of action which
Employee has or claims to have, whether known or unknown, of whatever nature, which exist or may exist on Employee's behalf from the beginning of time up to and including the date of this Agreement. As used in this paragraph, "claims,"
"demands," and "causes of action" include, but are not limited to, claims for severance pay or benefits (including but not limited to any and all severance pay or benefits provided under Paragraph 10 of the Offer Letter dated June 11,
2001, and as amended on May 23, 2003), claims based on contract, whether express or implied, fraud, stock fraud, defamation, wrongful termination, estoppel, equity, tort, retaliation, intellectual property, personal injury, spoliation of evidence, emotional distress, public policy, wage and hour law, statute or common law, claims related to stock options and/or fringe benefits, claims for attorneys' fees, vacation pay, debts, accounts, compensatory damages, punitive or exemplary damages, liquidated damages, and any and all claims arising under any federal, state, or local statute, law, or ordinance prohibiting discrimination on account of race, color, sex, age, religion, sexual orientation, disability or national origin, including but not limited to, the
New York State Human Rights Law, Title VII of the Civil Rights Act of 1964 as
amended, the Americans with Disabilities Act, the Age Discrimination in
Employment Act, the Family and Medical Leave Act, or the Employee Retirement
Income Security Act.

         4. RELEASE OF CLAIMS BY THE COMPANY. The Company hereby expressly waives, releases, acquits and forever discharges Employee, from any and all claims, demands, and causes of action which the Company has or claims to have, whether known or unknown, of whatever nature, which exist or may exist on the
Company's behalf from the beginning of time up to and including the Effective
Date. As used in this Section, "claims," "demands," and "causes of action"

include, but are not limited to, claims based on contract, whether expressed or implied, fraud, stock fraud, defamation, estoppel, equity, tort, retaliation, intellectual property, personal injury, emotional distress, public policy, claims for attorneys' fees, debts, accounts, compensatory damages, punitive or exemplary damages, liquidated damages, and any and all claims arising under any federal, state, or local statute, law, or ordinance or alleged violation of any other legal, contractual or fiduciary obligation. Anything herein to the contrary notwithstanding in this Agreement, nothing herein shall release
Employee from any right or claim based on (i) any right that the Company has to enforce this Agreement, (ii) any right or claim based on events occurring after the Effective Date or (iii) any claim based on fraud, embezzlement, or intentional malfeasance by Employee.

         5. INDEMNIFICATION. The Company agrees to indemnify and defend, including advancing of expenses, Employee to the maximum extent permitted by the
Company's Certificate of Incorporation and By-laws. The Company further agrees that Employee will be provided with whatever coverage he is entitled to as a former officer under the Company's directors' and officers' liability insurance policy.

         6. LAST DATE OF EMPLOYMENT. It is understood and agreed that Employee's last day working onsite in the Company's office will be on or about October 15,
2004, with the exact date to be agreed between the Employee and the Company and that Employee's last date of employment with the Company shall be December 31,
2004. It is understood and agreed that Employee will not perform any duties for the Company or act as an agent or representative of the Company as of December
31, 2004.

         7. ADVANCE NOTICE OF TERMINATION OF EMPLOYMENT. It is understood and agreed that the notice provided for in this agreement exceeds the notice provided for in Paragraph 9 of the Offer Letter dated June 8, 2001, and any amendments thereto, and no further notice requirements must be met.

         8. RECEIPT OF WAGES AND OTHER COMPENSATION. Employee acknowledges and agrees that, prior to his/her execution of this Agreement, he has received payment for all wages, salary, bonuses, accrued vacation, and all other compensation owed to Employee by the Company; except for any payments that are not yet paid in accordance with Company's regular payroll schedule and accrued vacation which will be paid in Employee's last payroll check.

         9. COMPANY PROPERTY/PROPRIETARY INFORMATION. Employee agrees to continue to abide by the terms of the Company's PROPRIETARY INFORMATION,
INVENTIONS AND NONSOLICITATION AGREEMENT ("PIIN AGREEMENT"), the terms of which are incorporated herein by reference and a copy of which is attached hereto as
Attachment A. As noted in Section 2 of this document, in the event of any violation of the PIIN Agreement, Employee hereby agrees that he or she shall forfeit, and shall be required to return, any payments received by Employee in accordance with Section 2 of this agreement.

         10. ACCEPTANCE OF AGREEMENT. This Agreement was received by Employee on
September 24, 2004. Employee may accept this Agreement by returning a signed original to the Company. This Agreement shall be withdrawn if not accepted in the above manner on or before September 30, 2004.

         11. NON-ADMISSION OF LIABILITY. The Company denies any wrongdoing whatsoever in connection with its dealings with Employee, including but not limited to Employee's employment and termination. It is expressly understood and agreed that nothing contained in this Agreement shall constitute or be treated as an admission of any wrongdoing or liability on the part of the Company or the
Employee.

         12. NO FILING OF CLAIMS. Employee represents and warrants that he does not presently have on file, and further represents and warrants that he will not hereafter file, any claims, charges, grievances or complaints against any of the
Releasees (defined above) in or with any administrative, state, federal or governmental entity, agency, board or court, or before any other tribunal or panel or arbitrators, public or private, based upon any actions or omissions by the Releasees occurring prior to the date of this Agreement.

         13. OWNERSHIP OF CLAIMS. Employee represents and warrants that he is the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands referred to herein. Employee further represents and warrants that there has been no assignment or other transfer of any interest in any such matters, claims or demands which he may have against the Releasees.

         14. NON-DISPARAGEMENT. Employee and the Company agree that they will not make or publish, or cause to be made or published, to any person or entity, any statement, whether oral or written, that directly or indirectly denigrates or disparages the other party. Nothing in this Paragraph 12 shall prevent any person from (i) from making any truthful statement to the extent (x) necessary in connection with any litigation, arbitration or mediation involving this
Agreement, including, but not limited to, the enforcement of this Agreement, (y)
required by law or by any court, arbitrator, mediator or administrative or legislative body (including a committee thereof) with apparent jurisdiction or authority to order or require such person to disclose or make accessible such information, or (z) required by any United States securities laws. The Company further agrees to provide Employee with a positive reference letter.

         15. CONFIDENTIALITY. Until and unless this Agreement is publicly disclosed by the Company, Employee understands and agrees that this Agreement, and the matters discussed in negotiating its terms, are entirely confidential.
It is therefore expressly understood and agreed that, until such time as the
Company publicly discloses this Agreement, Employee will not reveal, discuss, publish or in any way communicate any of the terms, amounts or facts of this
Agreement to any person, organization or other entity, with the exception of disclosure (i) to his immediate family members and professional representatives
(including financial, tax and legal), (ii) to any prospective employer, but only to the extent necessary to inform such employer concerning any restrictions in the PIIN Agreement regarding Employee's ability to perform services for such employer; (iii) required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction or authority to order or require such person to disclose or make accessible such information, or (iv) with respect to any litigation, arbitration or mediation involving this Agreement.

         16. TAX INDEMNIFICATION. It is understood and agreed that Employee is liable for all tax obligations, if any, with respect to the consideration provided for herein. Employee agrees to indemnify, defend and hold harmless
Employer from any and all taxes, assessments, penalties, loss, costs, attorneys'
fees, expenses or interest payments that Employer may at any time incur by reason of any demand, proceeding, action or suit brought against Employer arising out of or in any manner related to any local, state or federal taxes allegedly due from Employee in connection with this Agreement.

         17. NEW YORK LAW APPLIES. This Agreement, in all respects, shall be interpreted, enforced and governed by and under the laws of the State of New
York. Any and all actions relating to this Agreement shall be filed and maintained in the federal and/or state courts located in the State and County of
New York, and the parties consent to the jurisdiction of such courts. In any action arising out of this Agreement, or involving claims barred by this
Agreement, the prevailing party shall be entitled to recover all costs of suit, including reasonable attorneys' fees.

         18. SUCCESSORS AND ASSIGNS. The Parties expressly understand and agree that this Agreement, and all of its terms, shall be binding upon their representatives, heirs, executors, administrators, successors and assigns.

         19. CONSULTATION WITH COUNSEL. Employee acknowledges that he has been advised to consult with legal counsel of his choice prior to execution and delivery of this Agreement.

         20. INTEGRATION. Except as otherwise specifically provided for, this
Agreement constitutes an integrated, written contract, expressing the entire agreement between the Parties with respect to the subject matter hereof. In this regard, Employee represents and warrants that he is not relying on any promises or representations which do not appear written herein. Employee further understands and agrees that this Agreement can be amended or modified only by a written agreement, signed by both of the Parties hereto.

         21. COUNTERPARTS. This Agreement may be executed in separate counterparts and by facsimile, and each such counterpart shall be deemed an original with the same effect as if all Parties had signed the same document.

         22. HEADINGS. The headings in each paragraph herein are for convenience of reference only and shall be of no legal effect in the interpretation of the terms hereof.

         23. SEVERABILITY. If any provision of this Agreement is held to be illegal, void or unenforceable, such provision shall be of no force or effect.
However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the legality or enforceability of, any other provision of this Agreement; provided, however, that upon any finding by a court of competent jurisdiction that the General Release (set forth in Paragraph 3 above) executed by Employee pursuant to this Agreement is illegal, void or unenforceable, Employee agrees, promptly upon Employer's request, to execute a general release that is legal and enforceable.

         24. NO PRESUMPTIONS. Should any provision of this Agreement require interpretation or construction, it is agreed by the parties that the court (or other tribunal) interpreting or construing this Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document, it being agreed that both parties (or by their respective attorneys)
have participated in the preparation of all provisions of this Agreement.

         25. VOLUNTARY AGREEMENT. EMPLOYEE UNDERSTANDS AND AGREES THAT HE MAY BE
WAIVING SIGNIFICANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT, AND REPRESENTS THAT
HE HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, WITH A FULL
UNDERSTANDING OF AND IN AGREEMENT WITH ALL OF ITS TERMS.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates provided below.

DATED:  September 24, 2004                  REGISTER.COM, INC.

                                            By:  /s/ Peter A. Forman
                                            Its:  Chief Executive Officer

DATED:  September 24, 2004                  MICHAEL POLLACK

                                            /s/ Michael Pollack